Exhibit 23.1

November 12, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Amendment No. 2 to Registration Statement on Form S-1, dated November 12, 2019, of our report dated June 25, 2019 relating to Bionik Laboratories Corp.’s financial statements for the years ended March 31, 2019 and 2018.

Signed:

Chartered Professional Accountants

Licenced Public Accountants

Toronto, Ontario